SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): March 3, 2008

NewMarket China, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-14306	84-0928627
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14860 Montfort Drive, Suite 210 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 386-3372

Copies to:

Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 3, 2008, the Board of Directors of NewMarket China, Inc., a Nevada corporation (the "Company"), voted to appoint Paul K. Danner as a director of the Company. Mr. Danner is the former Chairman and Chief Executive Officer of Paragon Financial Corporation, a financial services company. Mr. Danner may be appointed to serve as a member of a committee, although there are no current plans for such appointment as of the date hereof.

In conjunction with the new board appointments, effective March 4, 2008, Bruce Noller has resigned as a member of the Board of Directors. There was no known disagreement with Mr. Noller on any matter relating to the Company’s operations, policies or practices. Mr. Noller is currently an employee of NewMarket Technology, Inc., the majority shareholder of the Company.

ITEM 7.01 Regulation FD Disclosure

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On March 3, 2008, the Company issued a press release announcing the appointment of Paul Danner to the Board of Directors. The text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

EXHIBITS	DESCRIPTION

99.1	Press Release dated March 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 5, 2008	NEWMARKET CHINA, INC.

		By:	/s/ Philip J. Rauch
Philip J. Rauch
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release dated March 3, 2008

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